Exhibit 10.55

SECOND AMENDMENT TO PURCHASE AND SALE CONTRACT

THIS SECOND AMENDMENT TO PURCHASE AND SALE CONTRACT (this "Amendment") is made and entered into as of the 21st day of August, 2012 (the "Amendment Effective Date"), by and between CENTURY PROPERTIES FUND XIX, LP, a Delaware limited partnership("Seller") and AUGUSTUS PARTNERS, LLC, a Colorado limited liability company("Purchaser").

RECITALS:

A.        Seller and Purchaser entered into that certain Purchase and Sale Contract, dated as of June 14, 2012, as amended by that certain First Amendment to Purchase and Sale Contract, dated as of August 15, 2012 ("Contract") for the purchase of the Property described therein commonly known as Tamarind Bay Apartments.

B.        Seller and Purchaser wish to amend the contract as provided below.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.                  Incorporation of Recitals.  The above recitals are true and correct and are incorporated herein as if set forth in full.

2.                  General Provisions.  All capitalized terms not otherwise defined in this Amendment shall have the same meanings given to them as in the Contract.  Except as amended and modified by this Amendment, all of the terms, covenants, conditions, and agreements of the Contract shall be valid and binding against the parties and in full force and effect.  In the event of any conflict between the provisions of the Contract and the provisions of this Amendment, this Amendment shall control.

3.                  Contract Modifications.

(a)                Section 4.7.2 of the Contract is hereby amended to provide that the Extended Loan Contingency Period, which was previously exercised by Purchaser, shall expire on September 14, 2012.

(b)               Section 5.1 of the Contract is deleted and the following is substituted in lieu thereof:

" 5.1.    Closing Date.  The Closing shall occur on September 28, 2012 (the “Closing Date”) through an escrow with Escrow Agent, whereby Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means, unless the parties hereto mutually agree in writing to an earlier Closing Date.  Notwithstanding the foregoing to the contrary, Seller shall have the option, by delivering written notice to Purchaser, to extend the Closing Date to the last Business Day of the month in which the Closing Date otherwise would occur pursuant to the preceding sentence, in connection with Seller’s payment in full of the Notes (the “Loan Payoff”)."

4.                  Governing Law.  This Amendment shall be governed by the laws of the State of Florida.

5.                  Counterparts; Facsimile.  This Amendment may be executed in counterparts each of which shall be deemed an original and all of which together shall constitute one instrument.  Facsimile or electronically transmitted signatures shall be deemed for all purposes to be originals.

[Signature Pages Follow]

            IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment as of the day and year first above written.

Seller:

CENTURY PROPERTIES FUND XIX, LP,

a Delaware limited partnership

By:      FOX PARTNERS II,

            a California general partnership,

            its general partner

            By:      FOX CAPITAL MANAGEMENT CORPORATION,

                        a California corporation,

                        its managing general partner

By:  /s/John Bezzant

Name:  John Bezzant

Title:  Executive Vice President

[Purchaser’s Signature Page Follows]

Purchaser:

AUGUSTUS PARTNERS, LLC,

a Colorado limited liability company

By:  /s/Carter T. Faber

Name:  Carter T. Faber

Title:  Managing Member